Exhibit 10.1
SIMMONS FIRST NATIONAL CORPORATION
2011 EMPLOYEE STOCK PURCHASE PLAN

The Simmons First National Corporation 2011 Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of Simmons First National Corporation (the “Company”) on February 28, 2011, subject to approval of the Company's shareholders at their annual meeting on April 19, 2011. The effective date of the Plan shall be June 1, 2011, if it is approved by the shareholders.

1.  Purpose of Plan. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions.  As used in this Plan, “subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

2.  Qualification.  The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).  It is the Company's intention to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

3.  Administration.  The Plan is administered by the Nominating, Compensation and Corporate Governance Committee (“NCCGC”), which consists of at least two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are “non-employee directors,” as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The NCCGC shall prescribe rules and regulations for the administration of the Plan and interpret its provisions.  The NCCGC may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan.  The actions and determinations of the NCCGC on matters relating to the Plan are conclusive.  The NCCGC and its members may be addressed in care of the Company at its principal office.  The members of the NCCGC do not serve for fixed periods but may be appointed or removed at any time by the Board.

4.  Stock Reservation.  An aggregate of 60,000 shares of Class A, $0.01 par value, common stock of the Company (“SFNC Stock”) is available for purchase under the Plan.  Shares of SFNC Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of SFNC Stock.  In the event of any change in the SFNC Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the NCCGC may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of SFNC Stock reserved under the Plan and the price of the current offering.  If the number of shares of SFNC Stock that participating employees become entitled to purchase is greater than the number of shares of SFNC Stock available, the available shares shall be allocated by the NCCGC among such participating employees in such manner as it deems fair and equitable.  No fractional shares of SFNC Stock shall be issued or sold under the Plan.

5. Eligibility to Participate.  All employees of the Company and such of its subsidiaries as shall be designated by the NCCGC will be eligible to participate in the Plan.  No employee shall be eligible to participate in an offering unless he or she has been employed by the Company or subsidiary for at least two years (on a cumulative basis) as of the first day of such offering.  No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

6.  SFNC Stock Offerings. The Company may make up to five offerings of 12 months' duration each to eligible employees to purchase SFNC Stock under the Plan.  An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in dollar amounts, up to a maximum of the lesser of  three percent (3%) of his or her W-2 compensation plus elective contributions, or $7,500.  The NCCGC may at any time suspend an offering if required by law or if determined by the NCCGC to be in the best interests of the Company.

7.  Participant Accounts.  (a)  The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees.  All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds.  Payroll deduction accounts will not be credited with interest. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

(b)  Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of SFNC Stock purchased therewith following the end of each offering period.

(c)  Subject to rules, procedures and forms adopted by the NCCGC, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw from participation in an offering.  Under the initial rules established by the NCCGC, payroll deductions may not be altered more than once in each offering period and withdrawal requests (effective on the last day of the offering) may be received on or before the last day of such offering.  In the event of a participating employee's retirement, death, disability or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the NCCGC (or, if the employee has not designated a beneficiary, to his or her estate).

8. Option Grant.  Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of SFNC Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase.  No employee may be granted an option under the Plan which permits his or her rights to purchase SFNC Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of SFNC Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.  As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled.  If such account contains sufficient funds to purchase one or more full shares of SFNC Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of SFNC Stock at the offering price.  Such employee's account will be charged for the amount of the purchase and a stock certificate representing such shares will be issued.

9.  Option Price.  The NCCGC shall determine the purchase price of the shares of SFNC Stock which are to be sold under each offering, which price shall be the lesser of (i) an amount equal to 95 percent of the Fair Market Value of the SFNC Stock at the time such option is granted, or (ii) an amount equal to 95 percent of the Fair Market Value of the SFNC Stock at the time such option is exercised.  “Fair Market Value” of a share of SFNC Stock on a given date is defined as the closing price of a share on the previous trading day (or, if none, on the most recent date on which there was one or more trades executed), as reported by the National Association of Securities Dealers Automated Quotation System, or other similar service selected by the NCCGC.  However, if the SFNC Stock is listed on a national securities exchange, “Fair Market Value” is defined as the last reported sale price of a share on the previous trading day, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on such exchange.  If the SFNC Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the NCCGC.

10.  Non-Assignibility of Option.  No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative.  There are no restrictions imposed under the Plan upon the resale of shares of SFNC Stock issued under the Plan.

11. Term, Termination and Amendments.  The Plan may continue until all the stock allocated to it has been purchased or until after the fifth offering is completed, whichever is earlier.  The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

12. Securities Law Compliance.  Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act.  With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the NCCGC fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the NCCGC.

13.  Certificates for Shares.  A participating employee, at his or her election, may have shares issued under the Plan held in the Simmons First National Corporation Dividend Reinvestment Plan.  Certificates for SFNC Stock purchased under the Plan may be registered only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.  An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

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